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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-41314 on Form S-8 pertaining to The Cato Corporation Employee Incentive Stock Option Plan, in Registration Statement No. 33-41315 on Form S-8 pertaining to The Cato Corporation Non-Qualified Stock Option Plan, and in the Registration Statement No. 33-69844 on Form S-8 pertaining to The Cato Corporation Employee Stock Purchase Plan, of our report dated March 12, 1999, appearing in the Annual Report on Form 10-K of The Cato Corporation and subsidiaries for the year ended January 30, 1999.



DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 22, 1999